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                                Exhibit 23.1(b)


                    INDEPENDENT ACCOUNTANTS' ACKNOWLEDGMENT



We acknowledge the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 11, 2001, which appears on page 3 of the Quarterly Report on Form 10-QSB of Imaginon , Inc. for the quarter ended March 31, 2001.



GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
June 15, 2001